EXHIBIT 10.10

Note: The agreement is limited to the transfer and transferee, and if the number of shareholders is large, it can be copied

Shaanxi Jinjiangshan Health Technology Development Co.Ltd

Shareholders' Resolution

Regarding the change of the type of the enterprise, the change of the investor (equity) filing resolution:

According to the "Company Law" and the Articles of Association of the Company, the Company held the third shareholders meeting on June 1st, 2018. The meeting convener Yang Miao, all shareholders attended the meeting, representing, 100% of the voting rights, represented by the 100% voting shareholder passed the following resolutions:

1. After the shareholder changes (or capital increase), the new shareholder contribution structure of the company is as follows:

(1) Yang Miao subscribed for 2 million Yuan, and the capital contribution method is: currency, capital contribution time: November 13th , 2037;

(2) Guan Shenghui subscribed for 1million Yuan, and the capital contribution method is: currency, capital contribution time: November 13th , 2037;

(3) Shaanxi JinJiangshan Senior Living Service Management Co., Ltd. subscribed for 7 million Yuan, and the capital contribution method is: currency. capital contribution time: November 13th , 2037;

2. Consent on:

(1) Transfer 40% of shares hold by Wuyidian under Shaanxi Jinjiangshan Health Technology Development Co., Ltd. to Shaanxi Jinjiangshan senior living Service Management Co., Ltd. at the price of 4 million Yuan.

(2) Transfer 30% of shares hold by YangMiao under Shaanxi Jinjiangshan Health Technology Development Co., Ltd. to Shaanxi Jinjiangshan senior living Service Management Co., Ltd. at the price of 3million Yuan.

It is agreed to amend the articles of association of the above changes and authorize the legal representative of the company to sign the revised articles of association or amendments to the articles of association.

(Note: signature of the natural person shareholder (all shareholders), the legal person shareholder is stamped and signed by the legal representative of the company)